SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Winmark Corporation

(Name of Registrant as Specified In Its Charter)

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WINMARK

C O R P O R A T I O N

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 30, 2003

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the holders of the shares of Common Stock of Winmark Corporation that the Annual Meeting of Shareholders of the Company will be held at the Company’s corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota on Wednesday, April 30, 2003 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.	To set the number of members of the Board of Directors at seven.

2.	To elect seven directors to serve for a term of one year.

3.	To ratify the appointment of KPMG LLP as independent auditors for the 2003 fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 10, 2003 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

/s/ John L. Morgan
John L. Morgan
Chairman and Chief Executive Officer

Dated March 24, 2003

Winmark Corporation

4200 Dahlberg Drive, Suite 100

Minneapolis, Minnesota 55422-4837

Annual Meeting of Shareholders

April 30, 2003

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation (“Company”) will be held on Wednesday, April 30, 2003, at 4:00 p.m., Central Daylight Time, at the Company’s corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The enclosed proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail and may also be made by directors, officers and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: General Counsel, or by appearing in person at the meeting. Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 24, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed March 10, 2003, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 10, 2003, 5,607,197 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors of the Company is to be elected to hold office until the 2004 Annual Meeting or until successors are elected and have qualified. The Bylaws of the Company provide that the number of directors of the Company shall be fixed by the shareholders, subject to increase by the Board of Directors. The Board recommends that the shareholders set the number of directors at seven and elect the nominees named below. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Name and Age	Principal Occupation and Business Experience for Past Five Years

John L. Morgan Age: 61

Mr. Morgan was elected Chairman of the Board and Chief Executive Officer of the Company in March 2000. He was an independent investor/business consultant from April 1999 to February 2000. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Stephen M. Briggs Age: 46

Mr. Briggs has been President, Chief Operating Officer and a director of the Company since December 2000. Prior to joining the Company, he served as Senior Vice President (since June 1999) and Vice President of Consumer Coatings Group (from December 1995 to June 1999) of Valspar Corporation, a global leader in the coatings industry.

William D. Dunlap, Jr. Age: 64

Mr. Dunlap was elected a director of the Company in May 2000. He has served as Chairman of Campbell Mithun, LLC, an advertising company, since May 1995, and served as its Chief Executive Officer from 1982 through 1995.

Jenele C. Grassle Age: 42

Ms. Grassle was elected a director of the Company in January 2001. Ms. Grassle has served as the Vice President of Merchandising at Wilsons Leather, a leading specialty retailer of men’s and women’s leather apparel and accessories, since July 2000. From September 1988 to March 2000 Ms. Grassle served as Divisional Merchandise Manager for the Target Corporation.

Kirk A. MacKenzie Age: 63

Mr. MacKenzie was elected Vice Chairman and a director of the Company in May 2000. In addition, he is currently a private investor and serves as a member of Rush River Group, LLC. From January 1982 to March 1999, Mr. Mackenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company.

Paul C. Reyelts Age: 56

Mr. Reyelts was elected a director of the Company in May 2000. He has served as the Senior Vice President of Finance and Chief Financial Officer of the Valspar Corporation, a global leader in the coatings industry, since April 1982.

Mark L. Wilson Age: 54

Mr. Wilson was elected a director of the Company in May 2000. He currently serves as President of Weisman Enterprises, Inc., a vending and small transaction management company and has served in such role since 1998. From November 1974 to December 1998, he was a corporate law and mergers and acquisitions attorney, most recently as the shareholder and officer of the Minneapolis law firm The Wilson Group Limited. Mr. Wilson was a shareholder in the Minneapolis law firm of Ravich, Kirkman, Wilson, Meyer, Nauen and McGrath from December 1992 to August 1997.

Meetings of the Board of Directors and Certain Committees

The Board of Directors of the Company has standing Audit and Compensation Committees. The Board of Directors has no standing Nominating Committee.

The Audit Committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company’s accounts, records, controls and financial reporting. The Audit Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson, held meetings or took action in writing five times during fiscal 2002.

The Compensation Committee reviews and approves the compensation guidelines for certain executive officers, other key employees and nonemployee directors and the composition and levels of participation in incentive compensation plans. The Compensation Committee administers the Company’s 2001 Stock Option Plan, including determining the participants, the number of shares subject to option and the terms and conditions of exercise. The Compensation Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson held meetings or took action two times in fiscal 2002.

During fiscal 2002, the Board of Directors of the Company held meetings or took action eight times. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Director Compensation

Each nonemployee director of the Company receives $500 for each board and committee meeting attended. In addition, pursuant to the terms of the Company’s Stock Option Plan for Nonemployee Directors, nonemployee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director. Pursuant to this Plan, William D. Dunlap, Jr., Kirk A. Mackenzie, Paul C. Reyelts and Mark L. Wilson were each granted an option to purchase 25,000 common shares at an exercise price of $6.50 per share on May 3, 2000. Also pursuant to this Plan, Jenele C. Grassle was granted an option to purchase 25,000 common shares at an exercise price of $4.75 on January 2, 2001. These options vest 20% per year and expire at the end of six years.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

In accordance with its written charter adopted by the Board of Directors, (attached as Appendix A to the Proxy Statement filed in connection with the Company’s 2001 Annual Meeting) the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 28, 2002;

(2)	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board, and has discussed with the auditors the auditor's independence; and

(3)	received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, Independence Discussion with Audit Committees, as amended by the Independence Standards Board, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

William D. Dunlap, Jr.

Paul C. Reyelts

Mark L. Wilson

EXECUTIVE OFFICERS AND KEY PERSONNEL

The executive officers and key personnel of the Company are as follows:

NAME	AGE	POSITION
John L. Morgan	61	Director, Chairman and Chief Executive Officer

Stephen M. Briggs	46	Director, President and Chief Operating Officer

Brett D. Heffes	35	Chief Financial Officer and Treasurer

Mark T. Hooley	36	Vice President and General Counsel

Rebecca J. Geyer	37	Director of Plato’s Closet® & Franchise Development

Steven A. Murphy	37	Director of Play It Again Sports®

Paul F. Kelly	49	Vice President of Financial Services

John L. Morgan was elected Chairman of the Board and Chief Executive Officer of the Company in March 2000. He was an independent investor/business consultant from April 1999 to February 2000. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Stephen M. Briggs has been President, Chief Operating Officer and a director of the Company since December 2000. Prior to joining the Company, he served as Senior Vice President (since June 1999) and Vice President of Consumer Coatings Group (from December 1995 to June 1999) of Valspar Corporation, a global leader in the coatings industry.

Brett D. Heffes has served as Chief Financial Officer and Treasurer of the Company since November 2002. From April, 2002 until May, 2002, Mr. Heffes was Chief Financial Officer of Gearworks, Inc., a developer and marketer of wireless software. From July 2000 until March 2002, Mr. Heffes was Chief Financial Officer of Applied Epi, Inc. (now a division of Veeco Instruments, Inc.), a developer and manufacturer of process equipment for compound semiconductor devices. From January 1998 to July 2000, Mr. Heffes had a number of positions, most recently Vice President-Corporate Development and Treasurer, with Department 56, Inc., a designer and marketer of giftware and collectibles. From May 1992 to December 1997, Mr. Heffes held several positions, including principal, with Wessels, Arnold & Henderson, LLC, an investment banking firm. Mr. Heffes is a director for the J. Jill Group, Inc.

Mark T. Hooley has served as Vice President and General Counsel of the Company since May 2000. From July 1999 to May 2000 Mr. Hooley served as an attorney with the Minneapolis law firm of Briggs & Morgan, P.A. Mr. Hooley was an attorney with the Minneapolis law firm of Mackall, Crounse & Moore, P.L.C. from November 1993 to July 1999. Mr. Hooley is the son-in-law of John L. Morgan, Chairman and CEO of the Company.

Rebecca J. Geyer has served as Director of the Once Upon A Child® & Plato’s Closet® brands of the Company since May 2000. Ms. Geyer served as General Manager of Once Upon A Child® from January 1999 to May 2000 and as General Manager of Plato’s Closet® from September 1999 to May 2000. From September 1997 to January 1999 Ms. Geyer served as Senior Manager of Operations and Marketing for Once Upon A Child®. Ms. Geyer served as Manager of Field Operations from October 1994 to September 1997. She joined the Company in September 1993 in the position of Field Operations Manager.

Steven A. Murphy has served as Director of Play It Again Sports® brand of the Company since April 2002. Mr. Murphy served as Director of Marketing and Sales from September 2001 to April 2002. Prior to joining the Company, Mr. Murphy was Vice President of Marketing, e-Commerce and Business Development at Lids Corporation, a specialty retailer, located in Westwood, Massachusetts. From June 1997 until June 2000, he was Vice President New Business Development of Cyrk, Inc., a promotional marketing agency, located in Gloucester, Massachusetts.

Paul F. Kelly has served as Vice President of Financial Services of the Company since November 2000. From August 2000 to November 2000, Mr. Kelly served as the Acting Chief Financial Officer of the Company. Mr. Kelly was the Chief Financial Officer of Lightdog.com, Inc., a family-oriented internet service provider, from January 2000 to June 2000. This internet start-up was unable to obtain initial financing. In August 2000, Mr. Kelly, along with two other creditors, filed an involuntary petition against Lightdog.com, Inc. in the U.S. Bankruptcy Court. In November 2000, the court entered an order for relief under Chapter 7 of the Bankruptcy Code. From January 1990 to August 1999, Mr. Kelly served as Chief Financial Officer for Terry Feldman’s Imports, Inc.

The term of office of each executive officer and key person continues until terminated by the Company.

There are no arrangements or understandings among any of the executive officers or key persons of the Registrant and any other person (not an officer or director of the Registrant acting as such) pursuant to which any of the executive officers or key persons were selected as an officer of the Registrant.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation earned or awarded during each of the last three fiscal years to the Company’s Chief Executive Officer and each other executive officer or employee (the “Named Executive Officers”) who received total salary and bonus compensation in excess of $100,000 for fiscal 2002:

Summary Compensation Table

Annual Compensation ($)

						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options (#)	All Other Compensation
John L. Morgan Chairman of the Board and Chief Executive Officer	2002 2001 2000	$100,000 93,269 37,884	(1)	— — —		— — 600,000	$4,000 2,308 —	(2) (2)

Stephen M. Briggs President and Chief Operating Officer	2002 2001	275,000 250,000	(3)	$103,125 112,500		20,000 50,000	2,000 —	(2)

Mark T. Hooley Vice President and General Counsel	2002 2001 2000	139,615 123,365 74,712	(4)	52,500 56,250 24,938		15,000 25,000 20,000	6,853 2,590 —	(2) (2)

Paul F. Kelly Vice President of Financial Services	2002 2001 2000	120,000 116,000 40,000		45,000 52,200 11,247	(5)	— 20,000 —	3,077 — 11,000	(2) (6)

Steven A. Murphy Director of Play It Again Sports®	2002 2001	140,096 32,692	(7)	46,875 14,999		10,000 10,000	2,610 —	(2)

(1)	Began employment with the Company in March 2000.
(2)	Consists of 401(k) Company matching contributions and profit sharing.
(3)	Began employment with the Company in January 2001.
(4)	Began employment with the Company in May 2000.
(5)	Began employment with the Company in August 2000.
(6)	Reflects compensation for consulting services beginning in June 2000 through August 2000.
(7)	Began employment with the Company in September 2000

Options Granted During Fiscal 2002

The following table provides information relating to options granted to the Named Executive Officers during the Company’s 2002 fiscal year:

Name	Number of Securities Underlying Options/SARs Granted (#)(1)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%($)	10%($)
John L. Morgan	—		—	—	—
Stephen M. Briggs	20,000	(3)	—	10.00	12/18/12	125,779	318,748
Mark T. Hooley	15,000	(3)	—	10.00	12/18/12	94,334	239,061
Paul F. Kelly	—		—	—	—	—	—
Steven A. Murphy	10,000	(3)	—	10.00	12/18/12	62,889	159,374

(1)	The number indicated is the number of common shares that can be acquired upon exercise of the option. The Company has not granted any stock appreciation rights. Each option is non-transferable and provides for forfeiture of any unvested portion upon termination of employment.
(2)	The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.
(3)	This option becomes exercisable in four installments of 25% per year commencing the first anniversary of the grant date: December 18, 2002. This option is a qualified stock option.

Aggregated Option Exercises During Fiscal 2002 and Fiscal Year-End Option Values

Options for 140,000 shares were exercised by the Named Executive Officers during fiscal 2002. The following table provides information relating to the number and value of options held by Named Executive Officers at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

Name	Number of Unexercised Securities Underlying Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at Fiscal Year- End ($)(1) Exercisable/Unexercisable
John L. Morgan	100,000 / 360,000	$505,000 / 1,818,000
Stephen M. Briggs	87,500 / 132,500	364,688 / 365,688
Mark T. Hooley	16,250 / 43,750	66,500 / 94,250
Paul F. Kelly	5,000 / 15,000	27,000 / 81,000
Steven A. Murphy	6,250 / 28,750	7,125 / 21,875

(1)	Options are “in-the-money” if the fair market value of the underlying shares at fiscal year-end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares on December 28, 2002 ($10.05 per share) and the option exercise price multiplied by the number of shares subject to the option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following is certain information about our equity compensation plans as of December 28, 2002:

	Equity Compensation Plan Information
	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	605,000	$7.27	435,148
Equity compensation plans not approved by security holders(1)(2)	660,000	5.30	—

Total	1,265,000	$6.24	435,148

Employment Agreements

The Company entered into an employment agreement with John L. Morgan, CEO, in March 2000. The agreement continues in effect until terminated. Mr. Morgan is entitled to a bonus determined by the Compensation Committee. In connection with this agreement, Mr. Morgan was granted an option to purchase 600,000 shares of common stock at an exercise price of $5.00 per share. The option becomes exercisable 20% per year over five years, provided that Mr. Morgan remains the CEO of the Company.

No other executive officers or key employees have an employment agreement with the Company.

Section 16(a)  Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors, executive officers, and persons who own more than ten percent of the Common Stock of the Company, to file with the Securities and Exchange Commission (“Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. Except as set forth below, to the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 2002, all Form 3, Form 4 and Form 5 filing requirements of the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company were met except as follows. John Morgan purchased 2,000 shares at $9.90 per share on September 5, 2002 and purchased 2,000 shares at 9.90 per share on September 16, 2002. Mr. Morgan reported both transactions on September 24, 2002. Stephen Briggs, Mark Hooley and Brett Heffes were granted options to purchase 20,000 shares, 15, 000 shares and 15,000 shares, respectively, under the Company’s 2001 Stock Option Plan. These option grants were reported on Form 5 filed on February 8, 2003. Such transactions under the Sarbanes-Oxley Act of 2002, were to have been reported within two businesses days of the transaction date.

COMPENSATION COMMITTEE REPORT

Compensation Committee. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of officers, key employees and nonemployee directors of the Company. The Committee’s policy is to insure that compensation programs contribute directly to the success of the Company including enhanced share value. The Compensation Committee is comprised of three members of the Board of Directors, none of whom is an employee of the Company.

Executive Compensation Policies and Programs. The Company’s executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving strategic Company goals. There are three basic components to the Company’s executive compensation program: base pay, annual incentive bonus and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

Base Pay. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive’s actual salary within this competitive framework depends on the individual’s performance, responsibilities, experience, leadership and potential future contribution. The salary of all executive officers is set by the Chief Executive Officer and reviewed annually by the Compensation Committee. Annual increases in base salary for the Chief Executive Officer and President are determined by the Committee.

Annual Incentive Bonus. In addition to base pay, each executive is eligible to receive an annual cash bonus. For fiscal 2002, the bonus for all executives was based on the amount of royalties collected by the Company from its franchising operations, the Company’s earnings and specific job performance criteria. The Committee believes that it is not in the best interests of the Company to identify the specific financial performance measures. Executives were eligible for a bonus of up to 50% of their base pay.

Long-Term, Equity-Based Incentive Compensation. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Generally, stock options are awarded with an exercise price equal to the fair market value of the Company’s common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. Each executive’s annual grants are based upon the individual’s performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee.

Stock options are designed to align the interests of the Company’s executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders’ investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

Annual Reviews. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee reviews the individual performance of the Chief Executive Officer and Chairman of the Board.

Chief Executive Officer. The Chief Executive Officer’s compensation is established by the Compensation Committee or the Board of Directors based on a subjective consideration of his performance. The Chief Executive Officer is eligible for an annual incentive bonus as determined appropriate by the Compensation Committee. No bonus was paid for fiscal 2002.

Limits On Deductible Compensation Payable To Executive Officers. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the “Code”) limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

The foregoing report is submitted by Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson, the members of the Compensation Committee.

Compensation Committee Interlocks

No interlocking relationship exists among members of the Company’s Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other Company.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company’s Common Stock as against the cumulative total return of the Nasdaq Total Return Index and the Nasdaq Retail Stock Index. The graph and table assume the investment of $100 on December 31, 1997 in the Company’s Common Stock and in the Nasdaq Total Return Index and the Nasdaq Retail Stock Index.

Comparison of Cumulative Total Return

Since December 27, 1997

	12/97	12/98	12/99	12/00	12/01	12/02

Winmark	$100	$111.9125	$32.1230	$38.3404	$91.7682	$83.3126

Nasdaq (US)	$100	144.5290	265.0035	163.5631	132.2921	90.5981

Nasdaq Retail	$100	123.6693	110.6629	68.5958	95.8775	80.0043

APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal #3)

On June 20, 2002, the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants, effective immediately on that date.

The audit reports of Andersen on the consolidated financial statements of the Company for the fiscal years ended December 29, 2001 and December 30, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 29, 2001 and December 30, 2000, and through the date of Andersen’s dismissal: (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen’s report on the Company’s consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit A to this Proxy Statement is a copy of Andersen’s letter, dated June 20, 2002, stating its agreement with such statements.

Also on June 20, 2002, the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, appointed KPMG LLP as the Company’s independent public accountant for the Company’s fiscal year ending December 28, 2002, effective immediately on that date. During the Company’s fiscal years 2000 and 2001 and through June 20, 2002, neither the Company nor anyone acting on its behalf consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Item 304((a)(2)(ii) of Regulation S-K.

Based on the recommendation of the Audit Committee, the Board of Directors has voted to retain KPMG LLP to serve as independent auditors for the Company for fiscal year 2003 and is submitting its appointment of such firm to the shareholders for ratification. KPMG LLP has served as the Company’s independent auditors since June 20, 2002. If the appointment is not ratified, the Board of Directors will reconsider its selection. Representatives from KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

The aggregate fees billed by Arthur Andersen LLP and KPMG LLP for professional services rendered in fiscal 2002 were $113,037.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2002 and reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2002 were $61,500.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed by Arthur Andersen LLP and KPMG LLP for financial information systems design and implementation services rendered to the Company during fiscal 2002 were $0.

All Other Fees. The aggregate fees billed by Arthur Andersen LLP and KPMG LLP for all other non-audit services rendered to the Company during fiscal 2002, including fees for tax-related services, were $51,537.

The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP’s independence and has determined that such services have not adversely affected KPMG LLP’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS

Security Ownership

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, (iv) each director nominee and (v) all directors and executive officers as a group. All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted. The number of shares listed is as of March 10, 2003, unless otherwise noted.

Name and Address	Number of Shares Beneficially Owned		Percent of Outstanding Shares
John L. Morgan 4200 Dahlberg Drive, Suite 100 Minneapolis, MN 55422	1,337,200	(1)(2)	23.2%

Kirk A. MacKenzie 10400 Viking Drive, Suite 160 Eden Prairie, MN 55344	605,000	(1)(3)	10.8%

Paul C. Reyelts	16,000	(3)	*
William D. Dunlap, Jr.	15,000	(3)	*
Mark L. Wilson	17,500	(3)	*
Jenele C. Grassle	10,000	(4)	*

.Stephen M. Briggs	145,656	(5)	2.6%
Mark T. Hooley	22,265	(6)	*
Paul F. Kelly	21,964	(7)	*
Steven A. Murphy	6,250	(4)	*

Rush River Group, LLC 10400 Viking Drive, Suite 160 Eden Prairie, MN 55344	420,000		7.5%

Jack A. Norqual 10400 Viking Drive, Suite 160 Eden Prairie, MN 55344	577,167	(1)	10.3%

K. Jeffrey Dahlberg 1040 High Lake View Colorado Springs, CO 80906	909,915	(8)	16.2%

Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	1,160,418	(9)	20.7%

Sheldon T. Fleck 5720 Smetana Drive Minnetonka, MN 55343	675,100	(10)	11.6%

All directors and current executive officers as a group (9 persons)	1,749,621	(11)	29.4%

*	Less than 1%
(1)	Includes 420,000 held by Rush River Group, LLC, in which Mr. Morgan, Mr. McKenzie and Mr. Norqual each own one-third of the equity interest and which shares are reported as beneficially owned by Mr. Morgan, Mr. MacKenzie, Mr. Norqual and Rush River Group, LLC. Mr. Morgan, Mr. MacKenzie and Mr. Norqual share voting power and dispositive power with respect to the securities owned by Rush River Group, LLC and, along with Rush River Group, LLC, file as a group pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934.
(2)	Includes 17,000 shares held by Mr. Morgan’s wife, for which he disclaims beneficially ownership, and 170,000 shares which may be acquired within 60 days of March 10, 2003 through the exercise of a stock option.
(3)	Includes 15,000 shares which may be acquired within 60 days of March 10, 2003 through the exercise of a stock option.
(4)	Such shares are not outstanding but may be acquired within 60 days of March 10, 2003 through the exercise of a stock option.
(5)	Includes 87,500 shares which may be acquired within 60 days of March 10, 2003 through the exercise of stock options.
(6)	Includes 18,750 shares which may be acquired within 60 days of March 10, 2003 through the exercise of stock options.
(7)	Includes 10,000 shares which may be acquired within 60 days of March 10, 2003 through the exercise of stock options.
(8)	As disclosed in Form 4 filed on March 4, 2003. Includes 279,250 shares held in trust for minor children.
(9)	As disclosed in Form 4 filed on December 11, 2002. Includes 17,900 shares held by Mr. Olson’s adult children, 111,600 shares held in trust for these children and 1,500 shares held by Mr. Olson’s wife. Mr. Olson disclaims beneficial ownership of these shares.
(10)	As disclosed in Form 4 filed on January 9, 2001. Includes warrant to purchase 200,000 shares.
(11)	Includes 346,250 shares which may be acquired within 60 days through the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2002, the Company paid Initio, Inc., an advertising and marketing firm, $133,422. Initio assisted the Company with marketing efforts related to its Music Go Round® brand. Mr. Geoff Grassle owns 30% of the outstanding stock of Initio and is the husband of Jenele Grassle, a director of the Company. The Company does not intend to spend significant amounts with Initio, Inc. during fiscal 2003.

On July 31, 2000, the Company entered into a credit agreement with Rush River Group, LLC, to provide a credit facility of up to $7.5 million (“Rush River Facility”). John Morgan, CEO, and Kirk MacKenzie, director, each own one third of the voting equity of Rush River Group, LLC. The credit agreement allowed such amount to be drawn upon by the Company in one or more term loans. The initial term loan was $5.0 million dollars to be repaid by the Company over a seven-year period. Each term loan was accruing interest at 14% per year. In connection with the Rush River Facility, the Company has issued to Rush River Group, LLC a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The warrant was exercised on May 21, 2002. The balance of the Rush River Facility was paid on September 17, 2001. As of December 28, 2002, the Company terminated the Rush River Facility and accelerated the amortization of the remaining associated debt issuance cost, charging it to interest expense. The Rush River Facility was secured by a lien against substantially all of the Company’s assets, which lien has been released.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2004 Annual Meeting must be received by the Company by November 25, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Stockholders who intend to present a proposal at the 2004 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than February 7, 2004. If any matters properly come before our 2004 Annual Meeting, but we did not receive notice of it prior to February 7, 2004, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF THE COMPANY’S COMMON STOCK ON MARCH 10, 2003, THE RECORD DATE FOR THE 2003 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MARK T. HOOLEY, VICE PRESIDENT AND GENERAL COUNSEL, AT THE COMPANY’S PRINCIPAL ADDRESS.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

/s/ John L. Morgan
John L. Morgan
Chairman and Chief Executive Officer

EXHIBIT A

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

June 20, 2002

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first two paragraphs of Item 4 included in the Form 8-K dated June 20, 2002 of Winmark Corporation filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen, LLP

cc:	Mark Hooley

Vice President and General Counsel, Winmark Corporation

WINMARK CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 30, 2003

4:00 p.m.

Winmark Corporation

Corporate Headquarters

4200 Dahlberg Drive, Suite 100

Minneapolis, MN 55422

Winmark Corporation 4200 Dahlberg Drive, Suite 100, Minneapolis, MN 55422	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Stephen M. Briggs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1. Set the number of directors at seven (7)			☐ For ☐ Against ☐ Abstain

2. Election of Directors:	01 John L. Morgan 02 William D. Dunlap, Jr. 03 Kirk A. MacKenzie 04 Paul C. Reyelts	05 Mark L. Wilson 06 Stephen M. Briggs 07 Jenele C. Grassle	☐ Vote FOR ☐ Vote WITHHELD all nominees from all nominees (except as marked)

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò  Please fold here  ò

3. Ratify selection of KPMG LLP as independent auditors for fiscal 2003.	☐ For ☐ Against ☐ Abstain

4. In their discretion, upon such other business as may properly come beforethe meeting or any adjournment thereof.	☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   ☐    Indicate changes below:

Dated: , 2003

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.